Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Charlottesville, VA – Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $1.5 million, or $0.55 per diluted share, for the quarter ended March 31, 2021, which is a 7.2% increase compared to net income of $1.4 million, or $0.52 per diluted share, recognized for the quarter ended March 31, 2020.

“We are pleased to post another strong first quarter and solid asset quality ratios,” said Glenn W. Rust, President and Chief Executive Officer.  “This was done in spite of incurring $278 thousand in merger-related expenses.  As we move forward following our merger with Fauquier Bankshares, Inc., this secure foundation will be key to future results.”

Update on Our Response to COVID-19

•

Paycheck Protection Program – During 2020, Virginia National Bank (the “Bank”) assisted nonprofit organizations and local businesses by funding $86.9 million of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, which were designed to provide economic relief to small businesses adversely impacted by COVID-19.  During the first quarter of 2021, the Bank funded an additional $36.2 million in PPP loans.  The loans carry a 1% annual interest rate.  As of March 31, 2021, 43% of the total dollars of PPP loans had been forgiven by the SBA, with $70.2 million outstanding. The Company recognized $2.1 million in net PPP loan origination fees in 2020 and $548 thousand in the first quarter of 2021.

•

Loan Deferments – Also to assist our customers whose businesses were impacted by COVID-19, we processed a total of $59.0 million in loan deferments since the beginning of the pandemic, of which $28.7 million, or 48.6%, were principal-only deferments; $20.0 million, or 33.9%, were principal and interest deferments; $8.6 million, or 14.5%, were government-guaranteed loans; and $1.8 million, or 3.0%, were student loans.  As of March 31, 2021, $57.5 million in loan balances, or 97.4% of the total loan deferments approved, have returned to normal payment schedules and are now current, leaving a remaining balance of deferments of $1.5 million.  Of this remaining balance, $1.2 million, or 77.3%, are 100% government-guaranteed loans for which the deferrals were approved by the United States Department of Agriculture; and $349 thousand, or 22.7%, are student loans, which are private student loans not subject to potential federal forgiveness.

First Quarter 2021 and Selected Balance Sheet Financial Highlights

•

Gross loans outstanding at March 31, 2021 totaled $621.1 million, an increase of $67.1 million, or 12.1%, compared to March 31, 2020.  The increase is primarily due to the origination of PPP loans as noted above.

•	The balance of loans in non-accrual status decreased to $5 thousand as of March 31, 2021, from $273 thousand as of March 31, 2020.

First Quarter 2021 and Selected Balance Sheet Financial Highlights (continued)

•

Loans 90 days or more past due and still accruing interest amounted to $399 thousand as of March 31, 2021, compared to $733 thousand as of March 31, 2020. The March 2021 balance consists of one government-guaranteed loan in the amount of $382 thousand and one student loan in the amount of $17 thousand.

•

The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.90% as of March 31, 2021 and 0.85% as of March 31, 2020.   Note that the ALLL as a percentage of total loans, excluding PPP loans, (a non-GAAP financial measure) would have been 1.02% as of March 31, 2021.[1]

•	The Company incurred $278 thousand in merger-related expenses during the first quarter of 2021 related to the combination with Fauquier, which closed on April 1, 2021.
•

Return on average assets (“ROAA”) for the first quarter of 2021 was 0.68% compared to 0.78% realized in the same period in the prior year.  ROAA excluding the impact of merger expenses (a non-GAAP financial measure) would have been 0.71% for the first quarter of 2021.[1]

•

Return on average equity (“ROAE”) for the first quarter of 2021 was 7.40% compared to 7.28% realized in same period in the prior year. ROAE excluding the impact of merger expenses (a non-GAAP financial measure) would have been 7.73% for the first quarter of 2021.[1]

•	A provision for loan losses of $351 thousand was recognized during the first quarter of 2021, compared to $765 thousand recognized in the first quarter of the prior year.
•	The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure) was 67.7% for the first quarter of 2021, compared to 64.3% for the first quarter of 2020.[1]
•	The loan-to-deposit ratio was 77.2% at March 31, 2021, compared to 87.2% at March 31, 2020.
•

Net interest income for the first quarter of 2021 of $6.0 million increased $599 thousand, or 11.1%, compared to the first quarter of 2020.  The higher net interest income was driven by the decrease in interest expense of $496 thousand period-over-period, and the increase in interest and dividends on investment securities of $109 thousand.

•

The cost of funds of 35 basis points (“bps”) incurred in the first quarter of the current year decreased 40 bps from 75 bps in the same period in 2020, due to lower rates paid on deposit accounts.  Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 84% of total deposits at March 31, 2021 and 2020.

•

Noninterest income for the first quarter of 2021 decreased $630 thousand, or 37.8%, compared to the first quarter of 2020, primarily due to the decrease in loan swap fee income of $494 thousand.  No securities were sold in the first quarter of 2021, resulting in a $53 thousand reduction in gain on sale income from the first quarter of 2020 to the first quarter of 2021.  Fees on mortgage sales declined $47 thousand period over period due to elimination of the department.  Also, in the first quarter of 2020, the Company received $42 thousand more in royalty income than in the first quarter of 2021.

•

Noninterest expense for the first quarter of 2021 increased $238 thousand, or 5.2%, compared to the first quarter of 2020, due to $278 thousand of merger-related expenses, offset by minor variances in other components of noninterest expense.

•	Tangible book value per share (a non-GAAP financial measure) as of March 31, 2021 was $29.07, compared to $27.95 as of March 31, 2020.[1]
•

The effective tax rate for the first quarter of 2021 amounted to 20.0%, compared to 19.1% for the first quarter of 2020.  The non-deductibility of certain merger-related expenses for tax purposes in 2021 caused the effective rate to increase.

•	Cash dividends of $814 thousand were declared during the first quarter of 2021, while the remaining net income of $691 thousand, or 45.9%, was retained.
•	Capital ratios continue to be in compliance with requirements for well-capitalized banks.

[1]	See “Reconciliation of Certain Non-GAAP Financial Measures” at the end of this release.

Fauquier Information

Effective April 1, 2021, the Company completed the acquisition of Fauquier Bankshares, Inc. (Fauquier) and its banking subsidiary, The Fauquier Bank.  The first quarter financial results of the Company do not include the financial results of Fauquier.  At March 31, 2021, Fauquier had total assets of $911.3 million, net loans of $616.4 million and total deposits of $817.5 million.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has four banking offices in Charlottesville and one banking office in Winchester, and offers loan, deposit and treasury management services in Richmond, Virginia. Along with the merger of The Fauquier Bank with and into Virginia National Bank effective April 1, 2021, the Bank added eleven banking offices throughout Fauquier and Prince William counties, for which system conversion and integration will occur in the summer of 2021. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services.  The Bank offers investment advisory services under the name of Sturman Wealth Advisors.  Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.”  Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management.  Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management;  expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses.  Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2021	December 31, 2020 *
	(Unaudited)
ASSETS
Cash and due from banks	$17,407	$8,116
Federal funds sold	77,089	26,579
Securities:
Available for sale, at fair value	173,088	174,086
Restricted securities, at cost	2,653	3,010
Total securities	175,741	177,096
Loans	621,068	609,406
Allowance for loan losses	(5,615)	(5,455)
Loans, net	615,453	603,951
Premises and equipment, net	5,104	5,238
Bank owned life insurance	16,956	16,849
Goodwill	372	372
Other intangible assets, net	324	341
Accrued interest receivable and other assets	9,957	9,868
Total assets	$918,403	$848,410
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$248,212	$209,772
Interest-bearing	162,218	148,910
Money market and savings deposit accounts	292,886	272,980
Certificates of deposit and other time deposits	100,844	99,102
Total deposits	804,160	730,764
Advances from the FHLB	30,000	30,000
Accrued interest payable and other liabilities	4,231	5,048
Total liabilities	838,391	765,812
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	-	-
Common stock, $2.50 par value, 10,000,000 shares authorized; 2,728,327 (including 36,179 nonvested) shares issued and outstanding as of March 31, 2021 and 2,714,273 (including 25,268 nonvested) shares issued and outstanding as of December 31, 2020	6,730	6,722
Capital surplus	32,559	32,457
Retained earnings	42,650	41,959
Accumulated other comprehensive income (loss)	(1,927)	1,460
Total shareholders' equity	80,012	82,598
Total liabilities and shareholders' equity	$918,403	$848,410

*	Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31, 2021	March 31, 2020
Interest and dividend income:
Loans, including fees	$5,938	$5,871
Federal funds sold	12	85
Investment securities:
Taxable	507	509
Tax exempt	176	75
Dividends	34	24
Total interest and dividend income	6,667	6,564

Interest expense:
Demand and savings deposits	377	695
Certificates and other time deposits	280	494
Repurchase agreements and other borrowings	36	-
Total interest expense	693	1,189
Net interest income	5,974	5,375
Provision for loan losses	351	765
Net interest income after provision for loan losses	5,623	4,610

Noninterest income:
Wealth management fees	329	310
Advisory and brokerage income	191	178
Royalty income	5	47
Deposit account fees	160	179
Debit/credit card and ATM fees	154	157
Earnings/increase in value of bank owned life insurance	107	107
Fees on mortgage sales	-	47
Gains on sales of securities	-	53
Loan swap fee income	15	509
Other	78	82
Total noninterest income	1,039	1,669

Noninterest expense:
Salaries and employee benefits	2,402	2,424
Net occupancy	495	452
Equipment	116	131
Data processing	289	301
Merger expenses	278	-
Other	1,201	1,235
Total noninterest expense	4,781	4,543

Income before income taxes	1,881	1,736
Provision for income taxes	376	332
Net income	$1,505	$1,404
Net income per common share, basic	$0.55	$0.52
Net income per common share, diluted	$0.55	$0.52
Weighted average common shares outstanding, basic	2,719,840	2,692,803
Weighted average common shares outstanding, diluted	2,727,468	2,693,784

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Common Share Data:
Net income per weighted average share, basic	$0.55	$0.96	$0.69	$0.77	$0.52
Net income per weighted average share, diluted	$0.55	$0.96	$0.69	$0.77	$0.52
Weighted average shares outstanding, basic	2,719,840	2,714,273	2,714,273	2,710,019	2,692,803
Weighted average shares outstanding, diluted	2,727,468	2,414,905	2,714,897	2,710,644	2,693,784
Actual shares outstanding	2,728,327	2,714,273	2,714,273	2,714,273	2,702,373
Tangible book value per share at period end	$29.07	$30.17	$29.37	$28.86	$27.95

Key Ratios:
Return on average assets [1]	0.68%	1.23%	0.89%	1.07%	0.78%
Return on average equity [1]	7.40%	12.75%	9.18%	10.64%	7.28%
Net interest margin (FTE) [2]	2.83%	3.32%	3.05%	3.12%	3.20%
Efficiency ratio (FTE) [3]	67.72%	57.03%	65.68%	59.47%	64.31%
Loan-to-deposit ratio	77.23%	83.39%	91.71%	88.55%	87.22%

Net Interest Income:
Net interest income	$5,974	$6,702	$6,047	$5,755	$5,375
Net interest income (FTE) [2],[3]	$6,021	$6,741	$6,089	$5,780	$5,395

Capital Ratios:
Tier 1 leverage ratio	9.01%	9.54%	9.41%	9.84%	10.59%
Total risk-based capital ratio	15.49%	15.35%	15.41%	15.56%	14.04%

Assets and Asset Quality:
Average Earning Assets	$862,373	$807,414	$793,712	$744,760	$678,941
Average Gross Loans	$618,902	$618,296	$630,704	$618,096	$535,824
Paycheck Protection Program Loans, end of period	$70,171	$55,120	$86,883	$86,859	$-
Loan Deferrals, Pandemic Related	$1,539	$3,346	$9,439	$39,800	$-
Allowance for loan losses:
Beginning of period	$5,455	$5,334	$4,917	$4,704	$4,209
Provision for loan losses	351	255	224	378	765
Charge-offs	(241)	(162)	(62)	(193)	(388)
Recoveries	50	28	255	28	118
Net recoveries (charge-offs)	(191)	(134)	193	(165)	(270)
End of period	$5,615	$5,455	$5,334	$4,917	$4,704

Non-accrual loans	$5	$8	$9	$11	$273
Loans 90 days or more past due and still accruing	399	137	61	1,076	733
OREO	-	-	-	-	-
Total nonperforming assets (NPA)	$404	$145	$70	$1,087	$1,006

NPA as a % of total assets	0.04%	0.02%	0.01%	0.14%	0.14%
NPA as a % of total loans plus OREO	0.07%	0.02%	0.01%	0.17%	0.18%
ALLL to total loans	0.90%	0.90%	0.84%	0.78%	0.85%
ALLL to total loans, excluding PPP loans (non-GAAP)	1.02%	0.98%	0.97%	0.90%	0.85%
Non-accruing loans to total loans	0.00%	0.00%	0.00%	0.00%	0.05%
Net charge-offs (recoveries) to average loans [1]	0.12%	0.09%	-0.12%	0.11%	0.20%

[1]	Ratio is computed on an annualized basis.
[2]	The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.
[3]

The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of  net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP.  Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.  Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures on the following page.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Fully tax-equivalent measures
Net interest income	$5,974	$6,702	$6,047	$5,755	$5,375
Fully tax-equivalent adjustment	47	39	42	25	20
Net interest income (FTE) [1]	$6,021	$6,741	$6,089	$5,780	$5,395

Efficiency ratio [2]	68.2%	57.3%	66.0%	59.7%	64.5%
Fully tax-equivalent adjustment	-0.5%	-0.3%	-0.3%	-0.2%	-0.2%
Efficiency ratio (FTE) [3]	67.7%	57.0%	65.7%	59.5%	64.3%

Net interest margin	2.81%	3.30%	3.03%	3.11%	3.18%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.01%	0.02%
Net interest margin (FTE) [1]	2.83%	3.32%	3.05%	3.12%	3.20%

Performance measures
Return on average assets ("ROAA")	0.68%	1.23%	0.89%	1.07%	0.78%
Impact of merger expenses	0.03%	0.05%	0.07%	—	—
Operating ROAA (non-GAAP)	0.71%	1.28%	0.96%	1.07%	0.78%

Return on average equity ("ROAE")	7.40%	12.75%	9.18%	10.64%	7.28%
Impact of merger expenses	0.34%	0.54%	0.68%	—	—
Operating ROAE (non-GAAP)	7.73%	13.29%	9.86%	10.64%	7.28%

Other financial measures
ALLL to total loans	0.90%	0.90%	0.84%	0.78%	0.85%
Impact of PPP loans	0.12%	0.08%	0.13%	0.12%	—
ALLL to total loans, excluding PPP loans (non-GAAP)	1.02%	0.98%	0.97%	0.90%	0.85%

Book value per share	$29.33	$30.43	$29.64	$29.14	$28.23
Impact of intangible assets	(0.26)	(0.26)	$(0.27)	$(0.28)	$(0.28)
Tangible book value per share (non-GAAP)	$29.07	$30.17	$29.37	$28.86	$27.95

[1]	FTE calculations use a Federal income tax rate of 21%.
[2]	The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3   The efficiency ratio, FTE or non-GAAP basis, is computed by dividing noninterest expense by the sum of  net interest income (FTE) and noninterest income.